EXHIBIT INDEX


Exhibit Number                      Description of Exhibit

         99                         News Release dated
                                    February 4, 1997



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                                                                Exhibit 99

FOR RELEASE:  IMMEDIATE      Contact:          Kenneth R. Meyers
                                               Senior Vice President - Finance
                                               (773) 399-8900

             UNITED STATES CELLULAR ANNOUNCES TRADE FOR BELLSOUTH'S
                              WISCONSIN PROPERTIES

February 4, 1997, Chicago, Illinois -- United States Cellular Corporation [AMEX:USM] announced that it has executed definitive agreements with BellSouth Corporation ("BellSouth") to acquire controlling interests in a 12-market cluster that provides cellular service to most of Wisconsin and parts of northern Illinois. Included in this transaction are rights to operate cellular systems serving all of southern and eastern Wisconsin, including Milwaukee, Madison, Appleton, Green Bay and Sheboygan, as well as Rockford, Illinois. Approximately 4.0 million people live in this service area. BellSouth's service in these territories is marketed under the Cellular One(R) brand name.

In exchange for these markets, USM will transfer to BellSouth a nine-market cluster in southern Indiana and Kentucky, a controlling interest in one market in central Tennessee, investment interests in 13 other markets, and cash. In total, USM will receive controlling interests representing approximately 3.9 million population equivalents ("pops") in exchange for controlling interests representing approximately 1.9 million pops, investment interests representing approximately 1.4 million pops and an undisclosed amount of cash. Terms of the transaction, which is subject to various regulatory and other approvals, were not disclosed.

H. Donald Nelson, USM President and Chief Executive Officer, commented, "This transaction will significantly expand the areas of service we can offer to our customers, a very important factor in our quest to increase customer satisfaction." LeRoy T. Carlson, Jr., USM Chairman, added, "Strategically, this transaction greatly enhances our competitive position in the Midwest. We will be able to provide coverage to more cellular customers in Wisconsin than any other company. These markets are adjacent to, and greatly complement, the 39 markets we already operate in Wisconsin, Iowa, Illinois and Missouri, creating a very large operating area."

Headquartered in Chicago, USM manages and invests in cellular systems throughout the United States. As of December 31, 1996, USM owned or had rights to acquire interests representing approximately 25.4 million pops, making it the eighth largest cellular telephone company in the United States based on pops. At that date, USM managed operational systems serving 140 markets.


On Wednesday, February 5, 1997, at 1:00 p.m. Central Standard Time, USM will hold a news conference by phone to discuss this transaction. The news conference is available by calling (800) 332-3538 immediately prior to the start of the news conference.


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                       UNITED STATES CELLULAR CORPORATION
                      SUMMARY OF TRANSACTION WITH BELLSOUTH


                              Total                                Total
                             Market          Ownership          Population
              Market      Population (1)    Percentage (2)    Equivalents (3)
             ------       --------------    --------------    ---------------
Controlling interests to
  be acquired
  by USM from BellSouth:
  Milwaukee, WI             1,461,781         100.00%            1,461,781
  Madison, WI                 395,348          92.50%              365,697
  Appleton, WI                336,444         100.00%              336,444
  Rockford, IL                301,182          98.99%              298,140
  Green Bay, WI               210,327          99.01%              208,245
  Racine, WI                  183,433          89.37%              163,934
  Janesville, WI              147,650          80.54%              118,917
  Kenosha, WI                 140,165         100.00%              140,165
  Sheboygan, WI               107,986          86.66%               93,581
  Wisconsin Rural Service
    Area ("RSA") 8            232,864         100.00%              232,864
  Wisconsin RSA 9             377,785         100.00%              377,785
  Wisconsin RSA 10            128,751         100.00%              128,751
                        ----------------                    ------------------
Total controlling
interests to be acquired
by USM from BellSouth       4,023,716                             3,926,304
                        ================                    ==================
Controlling interests to
be divested by USM to
BellSouth:
  Evansville, IN-KY           320,894         100.00%               320,894
  Ownesboro, KY                90,844         100.00%                90,844
  Indiana RSA 7               222,367         100.00%               222,367
  Kentucky RSA 1              187,931         100.00%               187,931
  Kentucky RSA 2              127,471         100.00%               127,471
  Kentucky RSA 3              311,448         100.00%               311,448
  Kentucky RSA 9              203,596         100.00%               203,596
  Kentucky RSA 10             153,020         100.00%               153,020
  Kentucky RSA 11             170,660         100.00%               170,660
  Tennessee RSA 6*            156,333         100.00%               156,333
                       ----------------                    ------------------
Total controlling
interests to be divested
by USM to BellSouth         1,944,564                             1,944,564
                       ================                    ------------------
Investments interests to
be divested by USM to
BellSouth:
  Nashville, TN*            1,090,914          49.00%              534,548
  Clarksville, TN-KY*         191,450          49.00%               93,811
  Baton Rouge, LA*            565,377          49.99%              282,632
  Biloxi, MS*                 229,730          49.00%              112,568
  Pascagoula, MS*             126,963          49.00%               62,212
  Huntsville, AL*             399,661          12.25%               48,958
  Georgia RSA 1*              211,600          26.28%               55,608
  Georgia RSA 2B1*            148,871          25.00%               37,218
  Tennessee RSA 1B1*           63,914          18.38%               11,747
  Tennessee RSA 1B4*           78,701          49.00%               38,563
  Tennessee RSA 5B1*          163,408          18.38%               30,034
  Tennessee RSA 5B3*           89,386          49.00%               43,799
  Tennessee RSA 9*             66,205          49.00%               32,440
                                                          ------------------
Total investment interests to be divested by
  USM to BellSouth                                               1,384,138
                                                          ------------------
Total Interests to be divested by USM to BellSouth               3,328,702
                                                          ==================
(1) Based on 1995 Donnelley Marketing Service estimates.
(2) Ownership percentage as specified in the definitive agreement
(3) Calculated by multiplying the "Total Market Population" amount by the "Ownership Percentage" amount.
*    Indicates wireline market.


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